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                                                                  Exhibit 10.418

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is made and entered into as of the 22nd day of November, 2004, by and among FOX CREEK VILLAGE, LLC, a Colorado limited liability company (hereinafter referred to as "SELLER"), INLAND WESTERN LONGMONT FOX CREEK, L.L.C., a Delaware limited liability company, (hereinafter referred to as "BUYER"), and CHICAGO TITLE INSURANCE COMPANY (hereinafter referred to as "ESCROW AGENT") having as its address attention: Nancy Castro, 171 North Clark Street, Chicago, Illinois 60601.

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of the 17th day of August, 2004, as amended (collectively, the "CONTRACT"), Buyer acquired on and as of the date hereof from Seller certain real property known as Fox Creek Village Shopping Center located in Longmont, Colorado (the "PROPERTY"); and

     WHEREAS, pursuant to the terms of the Contract, Seller has agreed to deposit with Escrow Agent the sum of One Million Three Hundred Forty Seven Thousand Four Hundred Seventy and 17/100 Dollars ($1,347,470.17) (the "ESCROW DEPOSIT") with respect to Seller's obligation to pay certain lease commissions, landlord's share of tenant build out, free rent periods, rent payable to Buyer, other charges, for the Vacant Space (as hereinafter defined), tenant improvement allowances, and for payment of landlord work under leases, all as described by this Escrow Agreement; and

     WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. ESCROW DEPOSIT. Seller hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the sum of One Million Three Hundred Forty Seven Thousand Four Hundred Seventy and 17/100 Dollars ($1,347,470.17) as the total Escrow Deposit. Escrow Agent hereby agrees to deposit the Escrow Deposit into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Buyer, Seller and Escrow Agent with interest accruing for the benefit of Seller. The federal taxpayer identification of Seller is as follows: 73-1653003.

     2. APPLICATION OF ESCROW DEPOSIT. Escrow Agent shall retain the Escrow Deposit in the account, and shall cause the same to be disbursed therefrom as follows:

          A. LEASING DEPOSIT. That portion of the Escrow Deposit identified as the sum of Eight Hundred Forty Seven Thousand Eight Hundred Forty Nine and 68/100 Dollars ($847,849.18) is hereby referred to as the "LEASING DEPOSIT." Five Hundred Forty Seven Thousand Eight Hundred Forty Nine and 18/100 Dollars ($547,849.18) of the Leasing Deposit

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("VACANT SPACE PORTION") is applicable to 8,026 square feet of tenant space and
PAD F at the property not leased to tenants as of the date of Closing (as defined in the Contract) (the "VACANT SPACE"), and $300,000 of the Leasing Deposit ("PAD F PORTION") is applicable to the arrangement regarding the rental rate at which PAD F is ground leased (if it is leased) as described in Paragraph 2 of the Second Amendment to the Contract. Seller shall be required to place the Vacant Space (excluding PAD F) into a "vanilla box" condition at the sole cost and expense of Seller and disbursements related thereto shall not be permitted therefor from the Escrow Deposit. Buyer shall receive a prorated credit from the Vacant Space portion of the Leasing Deposit on the date of Closing (as defined in the Contract) for the rent and reimbursable expenses attributable to the Vacant Space from the date of Closing through the end of the month in which Closing occurs. Thereafter, Buyer shall receive (and Escrow Agent is hereby authorized to pay to Buyer without further direction from Seller) monthly payments, in advance, for rent and reimbursable expenses, from the Vacant Space portion of the Leasing Deposit, in the sum of l/24th of the Vacant Space portion of the Leasing Deposit (prorated for any partial months) (the "LEASING DEPOSIT MONTHLY PAYMENT"). The Leasing Deposit Monthly Payment shall be made by Escrow Agent to Buyer until such time as the respective tenants for the Vacant Space (other than PAD F) have: (a) accepted its premises, and (b) opened for business at the Property to the public, and (c) commenced paying rent and other charges under any Vacant Space lease, and (d) all leasing commissions and tenant improvement allowances are fully paid, and (e) delivered a certificate of occupancy to Buyer for its respective space (collectively, the "TENANT CONDITIONS"). As to PAD F, the Escrow Agent shall make the Leasing Deposit Monthly Payment until rent commences under a ground lease with a PAD F tenant which shall be the Tenant Condition for PAD F. Buyer and Seller shall promptly notify Escrow Agent of the date any tenant satisfies the Tenant Conditions. As the Vacant Space is leased during the two-year period following the date of Closing, with the Tenant Conditions having then been satisfied, the balance of the Vacant Space portion of the Leasing Deposit attributable to each such leased Vacant Space shall then be released to Seller upon the joint direction of Seller and Buyer. The balance of the Vacant Space Portion of the Leasing Deposit, if any, remaining on the second anniversary date of the date of Closing, shall be released to Buyer. In addition, Escrow Agent shall hold the $300,000 PAD F Portion of the Leasing Deposit pending the ground lease of PAD F. If PAD F is successfully leased during the two-year period following Closing, then such $300,000 shall be distributed by Escrow Agent to Buyer and/or Seller in accordance with the terms of Paragraph 2 of the Second Amendment to the Contract (which Amendment is dated October 13, 2004).

          B. TENANT IMPROVEMENT ALLOWANCES AND LEASING COMMISSIONS DEPOSIT. That portion of the Escrow Deposit identified as the sum of Two Hundred Eighty Thousand Nine Hundred Ten and No/100 Dollars ($280,910.00) is hereby referred to as the "TI/LC DEPOSIT." The TI/LC Deposit is applicable to the Vacant Space (excluding PAD F) on the basis of the product of Five and No/100 Dollars ($5.00) as and for leasing/brokerage commissions ("LC"), plus the product of Thirty and No/100 Dollars ($30.00) as and for tenant improvement allowances ("TI"), each multiplied by 8,026. That portion of the TI/LC Deposit attributable to LC shall be released from the Escrow Deposit by Escrow Agent upon the joint direction of Seller and Buyer accompanied by signed lien waivers and invoices from the applicable real estate brokers. That portion of the TI/LC Deposit attributable to TI shall be released by Escrow Agent

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upon the joint direction of Seller and Buyer accompanied by the documentation required by each lease, and in any event, no less documentation than copies of invoices and mechanics lien waivers in the amount of each request shall accompany the draw request. As each portion of the Vacant Space is leased to tenants during the two-year period following the date of Closing, and the Tenant Conditions are fulfilled as to such tenant(s), the amount of non-allocated TI/LC Deposit attributable to each of such space(s) shall then be released to Seller upon the joint direction of Seller and Buyer; provided, however, such amount, together with the allocated TI/LC Deposit amount, shall not exceed a total of $35.00 per square foot of Vacant Space so leased. Any non-allocated TI/LC Deposit remaining on the second anniversary of the date of Closing, for any then Vacant Space, shall be released to Buyer.

          C. SIGNED LEASES DEPOSIT. That portion of the Escrow Deposit identified as the sum of Seventeen Thousand One Hundred Ninety-Eight and 99/100 Dollars ($17,198.99) is hereby referred to as the "SIGNED LEASES DEPOSIT." The Signed Leases Deposit is applicable to 4,674 square feet of tenant space at the property leased to tenants (H&R Block and Dragon Wingz) as of the date of Closing which have not satisfied the Tenant Conditions (collectively, the "SIGNED LEASES SPACE"). Seller shall be required to place the Signed Leases Space into a "vanilla box" condition at the sole cost and expense of Seller and disbursements related thereto shall not be permitted therefor from the Escrow Deposit. Buyer shall receive a prorated settlement sheet credit from the Signed Leases Deposit on the date of Closing for the rent and reimbursable expenses attributable to the Signed Leases Space from the date of Closing through the end of the month in which Closing occurs. Thereafter, Buyer shall receive (and Escrow Agent is hereby authorized to pay to Buyer without further direction from Seller) monthly payments, in advance, for rent and reimbursable expenses, from the Signed Leases Deposit, equal to one month for H&R Block ($2,931) and two months for Dragon Wingz ($7,134 per month).

          D. UPFITTING WORK DEPOSIT AND LEASING COMMISSIONS PAYABLE. That portion of the Escrow Deposit identified as the sum of Two Hundred One Thousand Five Hundred Thirteen and No/100 Dollars ($201,513.00) is hereby referred to as the "UPFITTING WORK DEPOSIT AND LEASING COMMISSIONS PAYABLE." The Upfitting Work Deposit is applicable to the "landlord work" described by the tenant leases for the collective Starbuck's ($30,000), Dragon Wingz ($97,470), H&R Block ($44,657), Postnet ($6,500), and Squeeze International ($11,200) tenant space. Seller shall be entitled to draw down the Upfitting Work Deposit to pay for the landlord work. The balance of the Upfitting Work Deposit, if any, after the completion of the landlord work shall be released by Escrow Agent to Seller upon the joint direction of Seller and Buyer. In addition, $11,686.00 is applicable to earned but unpaid Leasing Commissions for Dragon Wingz ($8,283) and H&R Block ($3,403). Seller may draw down such commissions when they are payable.

     3. ESCROW DISPUTES. In the event either party objects to the disbursement of the Escrow Deposit as provided above, the Escrow Agent shall have the right, at its option, either (a) to hold the Escrow Deposit in escrow pending resolution of such objection by mutual agreement of the parties or by judicial resolution of same or (b) to disburse the Escrow Deposit into the Registry of the court having jurisdiction over such objection. After any disbursement of the

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Escrow Deposit under the terms of this Escrow Agreement, Escrow Agent's duties and obligations hereunder shall cease. In the event of any dispute regarding disbursement of the Escrow Deposit, the party ultimately receiving the Escrow Deposit after resolution of such dispute shall be entitled to receive from the other party all the prevailing party's costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all court costs and reasonable attorney's fees.

     4. ESCROW COSTS. The costs of administration of this Escrow Agreement by Escrow Agent shall be shared equally by Seller and Buyer. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Escrow Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute an original. If there is any conflict between the terms of this Escrow Agreement and the terms of the Contract, the terms of the Contract shall control in all events.

     5. NOTICES. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall be personally delivered, sent by Federal Express or other overnight or same day courier service providing a return receipt, (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

          IF TO BUYER:           Inland Western Longmont Fox Creek, L.L.C.
                                 2901 Butterfield Road
                                 Oak Brook, Illinois 60523
                                 Attn: G. Joseph Cosenza

          WITH A COPY TO:        Charles J. Benvenuto, Esq.
                                 2901 Butterfield Road
                                 3rd Floor
                                 Oak Brook, Illinois 60523

          IF TO SELLER:          Fox Creek Village, LLC
                                 600 Grant Street, Suite 620
                                 Denver, Colorado 80203
                                 Attn: Charles P. Woods

          WITH A COPY TO:        John H. Birkeland, Esq.
                                 c/o Sherman and Howard L.L.C.
                                 633 17th Street, Suite 3000
                                 Denver, Colorado 80202

     6. COUNTERPARTS. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be

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     6.   COUNTERPARTS. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Escrow Agreement may be executed by facsimile.

     7. REPORTING. Escrow Agent agrees to deliver to Buyer, on a monthly basis, a copy of the bank statement of account of the Escrow Deposit. Such monthly statements shall be delivered to: Inland Retail Real Estate Trust, Inc., 200 Waymont Court, Suite 126, Unit 10, Lake Mary, Florida 32746 (telephone:
407-688-6540; facsimile: 407-688-6543).

     IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be signed and delivered as of the day and year first above written,

                         BUYER:
                         INLAND WESTERN LONGMONT FOX CREEK,
                         L.L.C., a Delaware limited liability

                         By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation

                               By:  /s/ G. Joseph Cosenza
                                    -----------------------------------------
                               Name:   G. JOSEPH COSENZA
                                       --------------------------
                               As Its: AUTHORIZED AGENT
                                       ------------------------


                         SELLER:
                         FOX CREEK VILLAGE,LLC, a Colorado limited liability company

                         By: G & W, LLC, a Colorado limited liability company, its sole Manager

                               By:/s/ Charles P. Woods
                                  -------------------------------------------
                                  Charles P. Woods, Manager


                         ESCROW AGENT:
                         CHICAGO TITLE INSURANCE COMPANY

                         By:
                            -------------------------------------------------
                         Name:
                                  -----------------------
                         As Its:
                                  -----------------------

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